Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of July 14, 2015 (this “Agreement”), by and among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), Barclays Bank PLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), each Lender party hereto (collectively, the “Lenders”) and each other Loan Party party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 24, 2014 (as amended by Amendment No. 1 to Credit Agreement, dated as of December 23, 2014, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lending institutions from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (capitalized terms used but not defined herein having the meanings provided in the Credit Agreement);

WHEREAS, the Borrower, through its indirect wholly-owned subsidiary EXIRISK SPAIN, S.L.U., a Spanish company, intends to acquire (the “Acquisition”) 100% of the Equity Interests of GADEA GRUPO FARMACÉUTICO, S.L., a Spanish company and its subsidiaries (collectively, the “Acquired Business”), pursuant to a Share Purchase Agreement, to be dated on or about July 16, 2015 (including the exhibits and schedules thereto, the “Acquisition Agreement”), among the Borrower, EXIRISK SPAIN, S.L.U. and the various Vendors party thereto;

WHEREAS, the Borrower has notified the Administrative Agent and the Lenders that, upon the consummation of the Acquisition, it will immediately repay the entire outstanding principal, interest, fees and other amounts (other than Letters of Credit issued and outstanding under the Credit Agreement, but including the repayment of any Participation Interests in Letters of Credit) owing to the Lenders under the Credit Agreement, and that the repayment of such amounts then so held by JPMorgan Chase Bank, N.A. and Morgan Stanley Bank N.A. (and/or their respective lending affiliates) shall be accompanied by a permanent reduction to $0 and termination of the related Revolving Commitments of JPMorgan Chase Bank, N.A. and Morgan Stanley Bank N.A. (and/or their respective lending affiliates); and

WHEREAS, in connection with the Acquisition and the transactions related thereto (including the anticipated payment of the entire outstanding principal, interest, fees and other amounts owing to the Lenders under the Credit Agreement upon the consummation of the Acquisition), and in accordance with Section 10.01 of the Credit Agreement, the Borrower wishes to make certain amendments and the other modifications to the Credit Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Credit Agreement Amendments. Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in their correct alphabetical order:

“Acquisition” has the meaning specified in the definition of “Acquisition Agreement.”

“Acquisition Agreement” means the acquisition by the Borrower, through its indirect wholly-owned subsidiary EXIRISK SPAIN, S.L.U., a Spanish company (the “Acquisition”) of 100% of the Equity Interests of GADEA GRUPO FARMACÉUTICO, S.L., a Spanish company and its subsidiaries (collectively, the “Acquired Business”), pursuant to a Share Purchase Agreement, to be dated on or about July 16, 2015 (including the exhibits and schedules thereto, the “Acquisition Agreement”), among the Borrower, EXIRISK SPAIN, S.L.U. and the various Vendors party thereto.

“Acquisition Closing Date” means the date of the consummation of the Acquisition in accordance with the terms and conditions of the Acquisition Agreement.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of July 14, 2015, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Effective Date” under and as defined in Amendment No. 2.

(b)	Schedule 2.01 of the Credit Agreement is, immediately after consummation of the Acquisition, hereby amended and restated in its entirety by replacing the existing Schedule 2.01 with the new Schedule 2.01 attached to this Agreement as Exhibit A.

(c)	Section 2.10(a) of the Credit Agreement is hereby amended by replacing the third sentence thereof in its entirety with the following: “Any partial reduction of the Revolving Committed Amount pursuant to this Section 2.10(a) shall be applied to the Revolving Commitments of the Lenders pro rata based upon their respective Revolving Commitment Percentages (other than, in connection with the reduction of the Revolving Commitment Amount accompanying the repayment of Revolving Loans and other amounts contemplated by Amendment No. 2 to be made on or about the Acquisition Closing Date, which shall be applied to reduce the Revolving Commitments of JPMorgan Chase Bank, N.A. and Morgan Stanley Bank N.A. (and/or their respective lending affiliates) but not reduce the Revolving Commitments of any other Lender at such time).”

(d)	Section 2.12(a) of the Credit Agreement is hereby amended by adding the following immediately following the phrase “each reduction of the Revolving Committed Amount”: “(other than as described in Section 2.10(a))”.

2.	Effective Date. This Agreement will become effective on the date (the “Effective Date”) on which each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(i)	this Agreement shall have been executed and delivered by the Borrower, the other Loan Parties, the Administrative Agent and the Lenders; and

(ii)	the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement; provided that if the Acquisition is not consummated on or prior to July 23, 2015, the Acquisition shall be deemed to have not occurred for purposes of this Agreement.

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3.	Representations and Warranties. By its execution of this Agreement, each Loan Party hereby represents and warrants that:

(i)	the execution, delivery and performance by each Loan Party of this Agreement (a) have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action and (b) do not and will not (x) contravene the terms of any of such Person’s Organization Documents, (y) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except in the case of this clause (y) any such conflict, breach or contravention that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect or (z) violate any Law, except in any case for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(ii)	this Agreement has been duly executed and delivered by each Loan Party that is party thereto and this Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, examinership, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

4.	Reaffirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Administrative Agent for the benefit of the Finance Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

5.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as permitted by Section 10.01 of the Credit Agreement.

6.	Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The recitals are incorporated into and shall be an integral part of this Agreement. This Agreement, the Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that, notwithstanding anything contained herein, the Fee Letter shall survive the Closing Date. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

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7.	Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.	Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement, the Credit Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

9.	WAIVER OF JURY TRIAL. Each party hereby waives, to the full extent permitted by applicable Laws, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.

10.	Loan Document. On and after the Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth in Section 5 hereof).

11.	Notice of Prepayment and Reduction of Commitments. This Agreement shall be deemed to constitute a notice of prepayment and reduction of commitments, in each case contingent upon the occurrence of the consummation of the Acquisition, in compliance with Section 2.09(d) and Section 2.10(a) of the Credit Agreement, respectively, including a waiver of the notice periods specified therein.

[Signature pages to follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

ALBANY MOLECULAR RESEARCH, INC.,
as the Borrower

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Senior Vice President, General Counsel
and Secretary

ALO ACQUISITION LLC, as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Manager

AMRI BURLINGTON, INC., as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Senior Vice President, General Counsel
and Secretary

AMRI RENSSELAER, INC., as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Senior Vice President, General Counsel
and Secretary

CEDARBURG PHARMACEUTICALS, INC.,
as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Senior Vice President, General Counsel
and Secretary

OSO BIOPHARMACEUTICALS MANUFACTURING LLC, as a Guarantor

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Manager

[Signature Page to Amendment No. 2 to Credit Agreement]

AMRI SCCI, LLC

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Manager

BARCLAYS BANK PLC,
as the Administrative Agent and as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

MORGAN STANLEY BANK N.A.,
as a Lender

By:	/s/ Allen Chang
Name: Allen Chang
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Credit Agreement]

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/s/ Thomas C. Strasenburgh
Name: Thomas C. Strasenburgh
Title: Vice President & Authorized Officer

[Signature Page to Amendment No. 2 to Credit Agreement]